BIONUTRICS, INC. SUBSIDIARIES

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Name ((1))                         Jurisdiction of Incorporation/Organization
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LipoGenics, Inc.                   State of Delaware
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Bionutrics Health Products, Inc.   State of Delaware
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InCon Technologies Inc.            State of Delaware
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InCon Processing, LLC (2)          State of Delaware
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(1)  Each subsidiary does business under the name in which it was incorporated/organized.

(2) The Company has a 50% ownership interest in InCon Processing, LLC. Asia Pacific Investment Holdings Limited, a private company operating out of Singapore, holds the remaining 50% ownership interest in InCon Processing, LLC.